PRESS RELEASE

INNOSPEC AGREES TO DIVEST AROMA CHEMICALS BUSINESS

Agreement to sell Aroma Chemicals to Emerald Kalama Chemical

Innospec to focus on core strategy– Fuel Specialties, Oilfield Specialties and Personal Care

Transaction expected to close by the end of July 2015

Englewood, CO – June 8, 2015 – Innospec, Inc. (NASDAQ: IOSP) today announced that it has reached agreement to divest its Aroma Chemicals business unit (Innospec Widnes Limited) to Emerald Kalama Chemical, a business group of Emerald Performance Materials LLC. Terms of the transaction were not disclosed. Terms of the transaction were not disclosed however key details are available in a Form 8k filed by Innospec with the SEC.

Innospec will use the proceeds as part of its balanced capital management program.

Patrick S. Williams, President & CEO of Innospec said “We have been looking to focus more of our resources on our key businesses and markets that provide us with the best growth opportunities. We have felt for some time that we were unable to provide the Aroma Chemicals business with the support it needs to grow in this market. We believe that the business will flourish under ownership whose core strategic focus includes the Aroma Chemicals markets.”

We have made our strategy very clear. We will continue to focus on Fuel Specialties, Oilfield Specialties and Personal Care, where the markets remain attractive, and our strong commitment to technology development and customer service provides opportunities for future growth.”

The sale is expected to close by the end of July 2015. Innospec will use the proceeds as part of its balanced capital management program.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1300 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. This business also contains Oilfield Specialties which provides specialty chemicals for oil & gas drilling and production operations. Innospec’s Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care and Polymers markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions), for example, which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports.  Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt
Innospec Inc.
+44-151-356-6241
Brian.Watt@innospecinc.com

Robert D. Ferris
RF|Binder Partners
+1-212-994-7505
Robert.Ferris@RFBinder.com

Dan Scorpio
RF|Binder Partners
+1-212-994-7609
Dan.Scorpio@RFBinder.com